Exhibit 10.9

SUBSCRIPTION AGREEMENT

TO:      The Director of Blockchain Moon Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 2,875,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Jupiter Sponsor LLC

Address:	c/o Alpha Sigma Capital, 4651 Salisbury Road, Suite 400, Jacksonville FL, 32256

Jupiter Sponsor LLC

Signed:	/s/ Fiorenzo A. Villani
Name:	Fiorenzo A. Villani

Dated:     February 3 , 2021

Accepted:

Blockchain Moon Acquisition Corp.

Signed:	/s/ Fiorenzo A. Villani
Name:	Fiorenzo A. Villani
Title:	Chief Executive Officer

Dated:     February 3 , 2021